UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2004382
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

11055 Flintkote Avenue, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 217-4838

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

On December 10, 2012, Trovagene, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 8,344,524 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting as set forth in the Definitive Proxy Statement, filed with the SEC on October 19, 2012, are as follows:

Proposal 1. All of the six (6) nominees for director were elected to serve until the 2013 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the six (6) directors was as follows:

Directors	For	Against	Abstain
Gabriele M. Cerrone	5,109,573	0	1,967
Gary S. Jacob	5,109,573	0	1,967
Thomas H. Adams	5,109,573	0	1,967
John P. Brancaccio	5,109,573	0	1,967
Antonius Schuh	5,109,573	0	1,967
Stanley Tennant	5,109,573	0	1,967

Proposal 2. The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2012 was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain
7,903,989	1,967	438,568

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 11, 2012

TROVAGENE, INC.

By:	/s/ Antonius Schuh
Antonius Schuh
Chief Executive Officer